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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                                    FORM 8-K







                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported) May 10, 2002 (May 10, 2002)





                             WESTERN RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)




          KANSAS                          1-3523                 48-0290150
(State or Other Jurisdiction of  (Commission File Number)  (IRS Employer Identi-
  Incorporation)                                            fication No.)




   818 SOUTH KANSAS AVENUE, TOPEKA, KANSAS                      66612
(Address of Principal Executive Offices)                     (Zip Code)




Registrant's Telephone Number Including Area Code (785) 575-6300


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                             WESTERN RESOURCES, INC.

Item 5.  Other Events

         On May 10, 2002, Western Resources, Inc. issued $365 million principal amount of First Mortgage Bonds, 7-7/8% Series Due 2007, and $400 million principal amount of Senior Notes, 9-3/4% Series Due 2007. The proceeds of these financings were used to retire a term loan maturing on March 17, 2003 with an outstanding principal balance of $547 million, to provide for the repayment at maturity of $100 million principal amount of first mortgage bonds due in August 2002 together with accrued interest, to reduce the outstanding balance of a revolving credit facility, and to pay fees and expenses of the transactions. A copy of the press release issued on May 10, 2002 is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

      (c) Exhibits

      Exhibit 99.1 - Press Release issued by Western Resources, Inc. dated
                     May 10 2002


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Western Resources, Inc.




Dated May 10, 2002                       By: /s/ Paul R. Geist
                                             --------------------------
                                              Name:  Paul R. Geist
                                              Title: Senior Vice President and
                                                     Chief Financial Officer